Microsoft Word 11.0.6502;SUB-ITEM 77Q1(a)

An Amendment, dated March 10, 2005, to the Amended and Restated Declaration of Trust - Establishment and Designation of Class R Shares, Class R3 Shares, Class R4 Shares and Class R5 Shares for MFS High Income Fund, is contained in Post-Effective Amendment No. 37 to the Registration Statement (File Nos. 2-60491 and 811-2794), as filed with the Securities and Exchange Commission via EDGAR on March 31, 2005, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

An Amendment, dated April 1, 2005, to the Amended and Restated Declaration of Trust - Re-designation of Class R1 Shares as Class R Shares and of Class R2 Shares as Class R3 Shares for MFS High Income Fund, is contained in Post-Effective Amendment No. 37 to the Registration Statement (File Nos. 2-60491 and 811-2794), as filed with the Securities and Exchange Commission via EDGAR on March 31, 2005, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.